As filed with the Securities and Exchange Commission on May 24, 1999
                                                  Registration No. 333-________
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   --------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   --------

                            REYNOLDS METALS COMPANY

            (Exact name of registrant as specified in its charter)

     Delaware                                        54-0355135
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                  6601 West Broad Street, Richmond, VA 23230
         (Address of principal executive offices, including zip code)

                                   --------

                            REYNOLDS METALS COMPANY
                      1999 NONQUALIFIED STOCK OPTION PLAN
                             (Full title of plan)

                                   --------

       D. MICHAEL JONES, ESQ., Senior Vice President and General Counsel
                                      and
BRENDA A. HART, ESQ., Chief Securities/Finance Counsel and Assistant Secretary
                            Reynolds Metals Company
                  6601 West Broad Street, Richmond, VA 23230
                                (804) 281-2000

         (Names, addresses and telephone numbers, including area code, of agents for service)

                        CALCULATION OF REGISTRATION FEE

==============================================================================
                                 Proposed      Proposed
                                 maximum       maximum
Title of           Amount        offering      aggregate        Amount of
securities to      to be         price per     offering         registration
be registered      registered    share<FN*>    price<FN*>       fee<FN*>
------------------------------------------------------------------------------
Common Stock,      2,250,000     $62.40625     $140,414,062.50  $39,305.11
without par value  shares
==============================================================================

<FN*> In accordance with Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and registration fee are computed on the basis of a price per share based, pursuant to Rule 457(c), on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on May 19, 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEMS 1 AND 2.

     The document(s) containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1).


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (1) The Annual Report of Reynolds Metals Company (the "Company" or the "Registrant") on Form 10-K for the year ended December 31, 1998.

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

     (3) The description of the Company's Common Stock set forth in Exhibit 99 to the Company's Form 10-Q Report for the Quarter Ended March 31, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Article X of the By-Laws of the Company incorporates substantially the provisions of Section 145 of the General Corporation Law of the State of Delaware and requires the Company to indemnify any director, officer or employee of the Company to the full extent of its powers as described above. The Company has also entered into indemnification agreements with each of its directors and officers. The rights conferred thereunder include the indemnification rights under Article X of the Company's By-Laws. In addition, the agreements provide, among other things, for indemnification coverage as a non-party participant in a covered proceeding, indemnification of expenses incurred as a witness, payment of expenses incurred in enforcing the agreement, and contribution rights
(to the extent permitted by law) in circumstances where indemnification is not available; and require the Company to observe specified procedures, within set time limits, when indemnification or advancement of expenses is requested. Article XI of the Company's Restated Certificate of Incorporation limits the personal liability of directors to the Company or its shareholders for monetary damages for certain breaches of fiduciary duty.

     The Company has placed in effect insurance indemnifying against certain liabilities that could arise from acts (or omissions to act) of its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

*4.1 Restated Certificate of Incorporation, as amended to the date hereof.
     (File No. 001-01430, 1998 Form 10-K Report, EXHIBIT 3.1)

 4.2 Form of Common Stock Certificate.

*4.3 By-Laws, as amended to the date hereof.  (File No. 001-01430, 1998 Form 10-
     K Report, EXHIBIT 3.2)

*4.4 Rights Agreement dated as of March 8, 1999, between Reynolds Metals
     Company and ChaseMellon Shareholder Services, L.L.C. (File No. 001-01430, Form 8-K Report dated March 8, 1999, pertaining to preferred stock purchase rights, Exhibit 4.1)

 4.5 Reynolds Metals Company 1999 Nonqualified Stock Option Plan

 23  Consent of Ernst & Young LLP

*24  Powers of Attorney.  (File No. 001-01430, 1998 Form 10-K Report, Exhibit
     24)

_____________
* Incorporated by reference.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 24th day of May, 1999.


                                   REYNOLDS METALS COMPANY


                                   By   /s/ Jeremiah J. Sheehan
                                      -------------------------------------
                                       Jeremiah J. Sheehan, Chairman of
                                       the Board and Chief Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on May 24, 1999.


By   /s/ William E. Leahey, Jr.           By   /s/ Jeremiah J. Sheehan
    --------------------------------         -----------------------------
     William E. Leahey, Jr.,                 Jeremiah J. Sheehan, Director,
     Executive Vice President and            Chairman of the Board and Chief
     Chief Financial Officer                 Executive Officer
     (Principal Financial Officer)           (Principal Executive Officer)


By   *Patricia C. Barron                  By   *John R. Hall
    --------------------------------         -----------------------------
     Patricia C. Barron, Director            John R. Hall, Director


By   *Robert L. Hintz                     By   *William H. Joyce
    --------------------------------         -----------------------------
     Robert L. Hintz, Director               William H. Joyce, Director


By   *Mylle Bell Mangum                   By   *D. Larry Moore
    --------------------------------         -----------------------------
     Mylle Bell Mangum, Director             D. Larry Moore, Director


By   /s/ Randolph N. Reynolds             By   *James M. Ringler
    --------------------------------         -----------------------------
     Randolph N. Reynolds, Director          James M. Ringler, Director


By   *Samuel C. Scott, III                By   *Joe B. Wyatt
    --------------------------------         -----------------------------
     Samuel C. Scott, III, Director          Joe B. Wyatt, Director


*By: /s/ Brenda A. Hart                   By   /s/ Allen M. Earhart
    --------------------------------         -----------------------------
     Brenda A. Hart, Attorney-in-Fact        Allen M. Earehart,
                                             Senior Vice President and
                                             Controller
                                             (Principal Accounting Officer)

                                 EXHIBIT INDEX
               (Attached herewith are Exhibits 4.2, 4.5 and 23)


EXHIBIT NO.                   DESCRIPTION OF EXHIBIT

*4.1 Restated Certificate of Incorporation, as amended to the date hereof. (File No. 001-01430, 1998 Form 10-K Report, EXHIBIT 3.1)

 4.2      Form of Common Stock Certificate.

*4.3 By-Laws, as amended to the date hereof. (File No. 001-01430, 1998 Form 10-K Report, EXHIBIT 3.2)

*4.4 Rights Agreement dated as of March 8, 1999, between Reynolds Metals Company and ChaseMellon Shareholder Services, L.L.C. (File No. 001-01430, Form 8-K Report dated March 8, 1999, pertaining to preferred stock purchase rights, Exhibit 4.1)

4.5       Reynolds Metals Company 1999 Nonqualified Stock Option Plan

 23       Consent of Ernst & Young LLP

*24       Powers of Attorney.  (File No. 001-01430, 1998 Form 10-K Report,
          Exhibit 24)

____________
* Incorporated by reference.
                                        6